SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

American Axle & Manufacturing Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1840 Holbrook Avenue

Detroit, MI 48212

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On May 16, 2002, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), will hold its 2002 Annual Meeting of Stockholders (the “Annual Meeting”) in the Corporate Town Hall Room at its World Headquarters complex, located at 1840 Holbrook Avenue, Detroit, Michigan. The meeting will begin at 2:00 p.m.

Only stockholders who owned stock at the close of business on March 18, 2002, may vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting we will:

1.	Elect three Class III Directors;

2.	Approve the appointment of our independent auditors for 2002; and

3.	Attend to other business properly presented at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote in favor of the two proposals (numbers 1 and 2, above) as further outlined in the attached proxy statement.

At the meeting we will also report on AAM’s 2001 business results and other matters of interest to stockholders.

We recently mailed a copy of AAM’s 2001 Annual Report to all AAM stockholders. The approximate date of mailing for the attached proxy statement and card was March 28, 2002.

Please sign, date, and return your proxy card in the envelope provided as soon as possible.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Group Vice President, Chief
Administrative Officer & Secretary
March 28, 2002

QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON
NOMINEES FOR CLASS III DIRECTORS
RETURNING MEMBERS OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTORS’ COMPENSATION
SECURITY OWNERSHIP OF AAM DIRECTORS & OFFICERS AND CERTAIN BENEFICIAL OWNERS OF AAM STOCK
AUDIT COMMITTEE CHARTER
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH COMPARISON OF CUMULATIVE RETURN
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION, RETIREMENT PROGRAM AND EMPLOYMENT AGREEMENTS
SUMMARY COMPENSATION TABLE
Stock Option Grants
Aggregated Option Exercises and Option Values
Retirement Program and Pension Plan Tables
TABLE I Projected Total Annual Retirement Benefits -- RPSE plus “Regular” SERP
TABLE II Projected Total Annual Retirement Benefits -- RPSE plus “Alternative” SERP
Employment Agreements
OTHER INFORMATION

PROXY STATEMENT

Questions and Answers	3
Proposals You May Vote On	6
Nominees for Class III Directors	7
Returning Members of the Board of Directors	8
Corporate Governance	10
Directors’ Compensation	12
Security Ownership of AAM Directors & Officers and Certain Beneficial Owners of AAM Stock	13
Audit Committee Charter	15
Report of the Audit Committee	17
Stock Performance Graph	18
Report of the Compensation Committee	19
Executive Compensation, Retirement Program and Employment Agreements	24
Summary Compensation Table	24
Stock Option Grants	25
Aggregated Option Exercises and Option Values	26
Retirement Program and Pension Plan Tables	26
Employment Agreements	29
Other Information	30

1840 Holbrook Avenue

Detroit, MI 48212

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 16, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), of proxies to be used at the Annual Meeting of Stockholders which will be held on May 16, 2002, at 2:00 P.M. EDT, or at any adjournment of the Annual Meeting. The mailing address of the principal executive offices of AAM is 1840 Holbrook Avenue, Detroit, Michigan 48212. The approximate date of mailing to stockholders of the Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy was March 28, 2002.

QUESTIONS AND ANSWERS

 1. Q: What may I vote on?

A: (1)	The election of three Class III Directors to serve on AAM’s Board of Directors; AND

(2)	The approval of the appointment of AAM’s independent auditors for 2002; AND
(3)	Such other business which is properly presented for a vote by stockholders at the Annual Meeting.

 2. Q: How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR each of the nominees identified on page 7 and FOR the appointment of Deloitte & Touche LLP as AAM’s independent auditors for 2002.

 3. Q: Who is entitled to vote?

A:	Stockholders as of the close of business on the record date, March 18, 2002, are entitled to vote at the Annual Meeting.

 4. Q: How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification with you to the Annual Meeting.

Even if you plan to attend the Annual Meeting, AAM recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

 5. Q: How do I vote without attending the meeting?

A:	Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote,

your shares will be voted FOR the two proposals. You have the right to revoke your proxy by:

            (1) notifying AAM’s Corporate Secretary at any time before the Annual Meeting; OR
            (2) voting in person at the Annual Meeting; OR
            (3) returning a later-dated proxy card at any time before the Annual Meeting.

 6. Q: Who will count the vote?

A:	Representatives of EquiServe Trust Company, N.A., an independent tabulator, will count the votes and act as the inspector of election.

 7. Q: What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares held on the record date. If you do not return your proxy card(s), your shares will not be voted unless you vote in person.

 8. Q: What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all of the proxy cards you receive to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting EquiServe Trust Company, N.A., our transfer agent, at (877) 282-1168.

 9. Q: How many shares can be voted?

A:	As of the March 18, 2002 record date, there were 47,617,431 shares of AAM common stock eligible to be voted. Every holder of common stock is entitled to one vote for each share held.

10. Q: What is a “quorum”?

A:	In order to reach a quorum to conduct business at the Annual Meeting, holders of a majority of AAM’s outstanding shares, or 23,808,716 shares, must be present in person or represented by proxy at the meeting. Once a quorum is reached, the affirmative vote of a majority of the votes cast is required to adopt a proposal unless a different vote is required by Delaware law or AAM’s Certificate of Incorporation or Bylaws. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

11. Q: How many votes are needed for the proposals being voted on to pass?

A:	Assuming a quorum is present, a vote of a majority of the shares voting in person or by proxy will decide the matters being considered. However, with regard to the election of the three Class III Directors, the three nominees receiving the greatest number of shares voted in person or by proxy will be elected.

12. Q: Who can attend the Annual Meeting of Stockholders?

A:	All stockholders who owned shares on March 18, 2002 may attend.

13. Q: How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Richard E. Dauch, AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer, and Patrick S. Lancaster, Group Vice President, Chief Administrative Officer & Secretary, to vote on such matters at their discretion.

14. Q: Where and when will I be able to find the results of voting?

A:	You can find the results in our Form 10-Q for the second quarter of 2002, which we will file with the SEC no later than August 14, 2002.

15. Q: Does any stockholder own 5% or more of AAM’s common stock?

A:	Yes. As of the March 18, 2002 record date:

(1)	more than 5% of AAM’s common stock was held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. Blackstone Management Associates II L.L.C. is the general partner of each such Blackstone entity; and
(2)	more than 5% of AAM’s common stock was held collectively by Richard E. Dauch, as Trustee of the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007, with the power to sell, transfer or otherwise dispose of shares owned by the Trusts; and
(3)	more than 5% of AAM’s common stock was held by State Street Research & Management Company.

16. Q: Can a stockholder nominate someone to be a director of AAM or bring other business to the 2003 Annual Meeting of Stockholders?

A:	AAM’s Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at, or bring other business before, an annual meeting of stockholders of AAM.

Under the advance notice provision, in order for notice of stockholder nominations to be made at, or other business to be brought before, an annual meeting to be timely, the notice must (i) be in writing, (ii) contain the information required by AAM’s Bylaws, and (iii) be received by AAM’s Secretary at AAM’s executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s Annual Meeting. If the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be received no earlier than the 90th day prior to the meeting and not later than the later of the 70th day prior to the meeting and the 10th day after public announcement of the date of the meeting is first made.

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, Michigan 48212, no later than 120 days prior to March 28, 2003, or December 2, 2002, to be considered for inclusion in AAM’s proxy materials for that meeting.

A stockholder who intends to present business at the 2003 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must comply with the requirements set forth in AAM’s Bylaws. Therefore, AAM’s Secretary must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8, in writing, containing the information required by AAM’s Bylaws, on or before March 7, 2003, but no earlier than February 15, 2003. If the notice is received before February 15, 2003, or after March 7, 2003, it will be considered untimely and AAM will not be required to present such proposal at the 2003 Annual Meeting of Stockholders.

PROPOSALS YOU MAY VOTE ON

1. ELECTION OF CLASS III DIRECTORS

There are 3 nominees for election this year as Class III Directors. Detailed information on each nominee is provided beginning on page 7. Class III Directors elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2005.

Your Board unanimously recommends a vote FOR each of these directors.

2.	APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

The Audit Committee has recommended, and the Board has approved, the appointment of Deloitte & Touche LLP as our independent auditors for 2002, subject to your approval. Deloitte & Touche has served as AAM’s independent auditors since 1998. As AAM’s independent auditors, Deloitte & Touche has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Deloitte & Touche will attend the Annual Meeting to answer appropriate questions and to make any statements they deem appropriate.

Audit services provided by Deloitte & Touche during 2001 included an audit of AAM’s consolidated financial statements, audits of the separate financial statements of certain AAM affiliates and audits of employee benefit plan financial statements. In addition, Deloitte & Touche provided various non-audit services to AAM during 2001.

Your Board unanimously recommends a vote FOR the approval of Deloitte & Touche’s appointment as independent auditors for 2002.

NOMINEES FOR CLASS III DIRECTORS

RICHARD E. DAUCH
Age 59
Richard E. Dauch is Co-Founder, Chairman of the Board & Chief Executive Officer of AAM, and is also Chairman of the Executive Committee of the Board of Directors. He has been Chief Executive Officer and a member of the Board of Directors since the company began operations in March 1994. In October 1997 he was named Chairman of the Board of Directors. He was also President of AAM from March 1994 through December 2000. Prior to March 1994, he spent 12 years at Chrysler Corporation. He left Chrysler Corporation in 1991 as Executive Vice President of Worldwide Manufacturing. Mr. Dauch also served as Group Vice President of Volkswagen of America, where he established the manufacturing facilities for the first major automotive transplant in the United States. Mr. Dauch has over 38 years of experience in the automotive industry. In 1996, Mr. Dauch was recognized as the Worldwide Automotive Industry Leader of the Year by the Automotive Hall of Fame, was named the 1997 Manufacturer of the Year by the Michigan Manufacturer’s Association, and most recently was named the 1999 Michiganian of the Year by The Detroit News. He has lectured extensively on the subject of manufacturing and authored the book, Passion for Manufacturing, which is distributed in 80 countries in several languages.	Director since 1994 Class III Director

LARRY W. McCURDY
Age 66
Larry W. McCurdy is retired. He served as Chairman, President & Chief Executive Officer of Echlin, Inc., from March, 1997 until its merger with Dana Corporation in 1998. He has also held senior executive positions at Cooper Industries, Inc., Moog Automotive, Inc., where he served as President and Chief Executive Officer, and Tenneco Inc., where he served as President of its Walker Manufacturing subsidiary and Executive Vice President of its North American Operations. Mr. McCurdy also serves on the Boards of Directors of Breed Technologies, Inc., Lear Corporation, Mohawk Industries Inc. and General Parts Inc.	Director since 2001 Class III Director

JOHN P. REILLY
Age 58
John P. Reilly is the retired Chairman, President & Chief Executive Officer of Scott Technologies, Inc. In addition, he has more than 31 years of experience in the automotive industry. He has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive, and he has also held leadership positions with Chrysler. Mr. Reilly is on the Boards of Directors of Marshfield Door Systems, Inc. and Breed Technologies, Inc.	Director since 2000 Class III Director

RETURNING MEMBERS OF THE BOARD OF DIRECTORS

FOREST J. FARMER
Age 61
Forest J. Farmer is Chairman, Chief Executive Officer & President of the Farmer Group, a holding company for four technology and manufacturing corporations. Mr. Farmer has held all three positions since 1998. Prior to that, he served as President and Chief Executive Officer of Bing Manufacturing Inc., LLC, a joint venture company he founded with Detroit entrepreneur Dave Bing and automotive dealership businessman Mel Farr, from 1995 to 1998. He retired from Chrysler after 26 years, which included six years as President of its Acustar automotive parts subsidiary. Mr. Farmer serves on the Boards of Directors of a number of corporations and organizations, including The Lubrizol Corporation, St. John’s Hospital System and Saturn Electronics Corporation.	Director since 1999 Class I Director

RICHARD C. LAPPIN
Age 57
Richard C. Lappin is a Senior Managing Director of The Blackstone Group, L.P. As a member of Blackstone’s Private Equity Group, Mr. Lappin helps monitor the operations of Blackstone Capital Partners portfolio companies and evaluates business strategy options. Prior to joining Blackstone, he served as President of Farley Industries which included West Point-Pepperell, Inc.; Acme Boot Company, Inc.; Tool and Engineering, Inc.; Magnus Metals, Inc. and Fruit of the Loom, Inc. He also served as President and Chief Executive Officer of Doehler-Jarvis and Southern Fastening Systems, and he has held senior executive positions with Champion Spark Plug Company and RTE Corporation. Mr. Lappin also serves on the Boards of Directors of Republic Technologies International, Haynes International, Inc. and Premcor Refining Group, Inc.	Director since 1999 Class I Director

THOMAS K. WALKER
Age 61
Thomas K. Walker is Chairman and Chief Executive Officer of Lackawanna Acquisition Corporation and is the former President of Amcast Automotive, where from 1995 to 1999 he directed all activities for the $300 million automotive group. Prior to that, he held senior executive positions with ITT Automotive and Allied-Signal Automotive Catalyst Co. He has also served in a variety of manufacturing and engineering leadership positions with Volkswagen of America and with General Motors where he began his 37-year career in the automotive industry. Mr. Walker is a member of the Board of Directors of Meridian Automotive Inc. and serves on the National Advisory Board for Michigan Technological University.	Director since 1999 Class I Director

ROBERT L. FRIEDMAN
Age 59
Robert L. Friedman is a Senior Managing Director of The Blackstone Group L.P. He joined The Blackstone Group at the beginning of 1999. He works primarily in Blackstone’s Private Equity Group. Prior to joining Blackstone, Mr. Friedman was a partner of the New York law firm of Simpson Thacher & Bartlett, a position he had held since 1975. He was also a member of that law firm’s executive committee for most of those 24 years. Mr. Friedman is also a director of Crowley Data LLC, Axis Specialty Limited, Premcor Refining Group, Inc., Corp Group and Republic Technologies International, Inc.	Director since 1999 Class II Director

B. G. MATHIS
Age 69
B. G. Mathis retired from AAM as Executive Vice President — Administration & Chief Administrative Officer on December 31, 2000. He had been with AAM since its formation. Prior to joining AAM, Mr. Mathis served for 28 years at Chrysler and held increasingly responsible executive administrative positions, including Manager of Personnel for all Chrysler Manufacturing Operations. He retired from Chrysler in 1988.	Director since 1997 Class II Director

BRET D. PEARLMAN
Age 35
Bret D. Pearlman is a Senior Managing Director of The Blackstone Group L.P. Mr. Pearlman has been involved in The Blackstone Group’s principal private equity investing activities since 1989.	Director since 1998 Class II Director

CORPORATE GOVERNANCE

AAM’s business is under the direction of the Board of Directors. The Board delegates the conduct of business to AAM’s senior management team. The principal functions of the Board are to:

Review and Approve AAM’s Strategic Direction, Annual Operating Budget and Monitor AAM’s Performance: The Board reviews and approves the overall goals and objectives of AAM and evaluates AAM’s performance and direction. The Board stays abreast of political, regulatory and economic trends and developments that may impact AAM’s strategic direction. The Board reviews and approves AAM’s strategic direction and annual operating budget. On an ongoing basis during the year, the Board monitors AAM’s performance against its annual operating budget.

Evaluate the Chief Executive Officer: The Chief Executive Officer, with the support of the Board, develops appropriate goals and objectives for each year. The Board evaluates the performance of the Chief Executive Officer. The Compensation Committee uses this performance evaluation in considering the Chief Executive Officer’s compensation. The evaluation is communicated to the Chief Executive Officer.

Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Compensation Committee evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect AAM’s objectives and performance.

Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Board Committee meetings and through informal, individual director’s contacts with the Chief Executive Officer and other members of management. The Board is comprised of individuals whose knowledge, background, experience and judgment are useful to AAM. The information needed for the Board’s decision-making generally will be found within AAM, and Board members have full access to management. If necessary, the Board may seek legal or other expert advice from a source independent of management.

Structure and Operations of the Board: The Board observes the following general practices:

•	BOARD STRUCTURE:

•	AAM’s Board of Directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. The current terms of the Class III, Class I, and Class II directors will expire upon the election of directors at the annual meetings of stockholders to be held in 2002, 2003, and 2004, respectively. Directors hold office until the expiration of their respective terms and until their successors have been elected and qualified, or until their earlier resignation or removal.

•	New directors may participate in an orientation process that includes review of extensive materials regarding AAM’s business and operations, visits to AAM facilities, and meetings with key personnel.

•	BOARD OPERATIONS AND MEETINGS:

•	AAM’s Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.

•	The Board held four meetings in 2001 and all directors attended all four of the Board meetings.

•	COMMITTEE STRUCTURE:

The full Board considers all major decisions of AAM. However, the Board has established three standing committees — the Audit Committee, the Compensation Committee and the Executive Committee — so that certain important areas can be addressed in more depth than may be possible in a full Board meeting. The Audit and Compensation Committees are comprised entirely of outside, independent directors (as the term “independent” is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards).

•	The Audit Committee oversees AAM’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. This committee also evaluates the performance and recommends the appointment of independent auditors. Forest J. Farmer, Thomas K. Walker and John P. Reilly are members of this committee, and each attended all four Audit Committee meetings held in 2001.

•	The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of AAM. This committee may approve goals for incentive plans, evaluates performance against any such goals, and issues the Compensation Committee Report on executive compensation to stockholders. Thomas K. Walker, Forest J. Farmer, and John P. Reilly are members of this committee, and each attended all four Compensation Committee meetings held in 2001.

•	The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board and does not meet on a regular basis. Richard E. Dauch, Robert L. Friedman, and John P. Reilly are members of this committee.

DIRECTORS’ COMPENSATION

•	DIRECTORS’ COMPENSATION: AAM does not pay directors who are employees of AAM additional compensation for their services as directors. Nor does AAM pay directors who are affiliated with Blackstone for their services as directors. Compensation for each outside director in 2001 included the following:

•	an annual retainer of $30,000,

•	$1,000 for each Board of Directors meeting attended,

•	for Committee Chairmen, a fee of $1,500 for each Committee meeting attended,

•	for Committee members, a fee of $1,000 for each Committee meeting attended,

•	expenses of attending Board of Directors and Committee meetings, and

•	effective with the election to the AAM Board of Directors, stock options pursuant to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options vest at the rate of 2,000 per year over the director’s term of office.

•	DIRECTORS’ STOCK OWNERSHIP GUIDELINES: The Board of Directors established guidelines in 1999 which recommend that each outside director maintain ownership of at least 1,000 shares of AAM stock.

Each of AAM’s four outside directors, Forest J. Farmer, Thomas K. Walker, John P. Reilly, and Larry W. McCurdy, owns at least 1,000 shares of AAM common stock.

SECURITY OWNERSHIP OF AAM DIRECTORS & OFFICERS AND
CERTAIN BENEFICIAL OWNERS OF AAM STOCK

The following table indicates how much common stock is beneficially owned as of March 21, 2002, by (a) each person known to AAM to own 5% or more of AAM’s common stock, (b) each Director and the nominees for election as a Director, (c) AAM’s Chief Executive Officer and other Named Executive Officers(1) and (d) the directors and officers as a group.

Applicable percentage ownership in the table is based on 47,736,898 shares of AAM common stock outstanding as of March 21, 2002 and assumes the exercise of options to purchase 4,119,171 shares that were granted prior to our initial public offering and that are currently exercisable. In general, “beneficial ownership” refers to shares that a person has the power to vote or the power to dispose of and includes options that are presently exercisable or exercisable within 60 days, provided that the shares underlying these options are deemed outstanding for the purpose of computing the percentage ownership of the person holding options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of
	Common Stock	Percent
	Beneficially	of
Name	Owned	Class

Robin J. Adams(2)	114,100	*

Marion A. Cumo(2)	432,869	*

Richard E. Dauch(2)(3)	7,285,583	14.0%

Forest J. Farmer(2)	5,000	*

Robert L. Friedman(4)	14,010,992	27.0%

Patrick S. Lancaster(2)	119,514	*

Richard C. Lappin(4)	14,016,992	27.0%

B. G. Mathis(2)	670,635	1.3%

Larry W. McCurdy	1,000	*

Bret D. Pearlman(4)	14,010,992	27.0%

John P. Reilly(2)	5,000	*

Joel D. Robinson(2)	200,354	*

Thomas K. Walker(2)	5,000	*

All Directors and Officers as a group, including those named above(5)	23,931,251	45.4%

Blackstone(4)	14,010,992	27.0%

State Street(6)	2,372,700	4.58%

Notes to Table:

(*)	Represents holdings that do not exceed 1%.
(1)	The “Named Executive Officers” are AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer and the next four most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.
(2)	Includes shares issuable pursuant to options that are currently exercisable as follows: Mr. Adams 112,600; Mr. Cumo — 431,399; Mr. Dauch — 1,479,234; Mr. Farmer — 4,000; Mr. Lancaster — 113,514; Mr. Mathis — 668,635; Mr. Reilly — 4,000; Mr. Robinson — 200,354; and Mr. Walker — 4,000.

(3)	Includes 5,804,949 shares held by the Dauch Annuity Trust 2001, the Dauch Annuity Trust 2004, and the Dauch Annuity Trust 2007 (collectively, the “Trusts”). Mr. Dauch is Trustee of the Trusts and has power to sell, transfer, or otherwise dispose of shares owned by the Trusts.
(4)	Includes 14,010,992 shares held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, “Blackstone”). Blackstone Management Associates II L.L.C. (“BMA”) is the general partner of each of such entities. BMA’s business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin and Pearlman each have a business address at 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin, and Pearlman are each members of BMA, which has investment and voting control over the shares owned by Blackstone. Beneficial ownership of shares by Messrs. Friedman, Lappin and Pearlman include the shares beneficially owned by Blackstone. Each of such persons disclaims beneficial ownership of such shares.
(5)	Includes 4,078,390 shares issuable pursuant to options that are currently exercisable.
(6)	Shares of common stock beneficially owned by State Street is presented based on a Schedule 13G dated February 15, 2002 and filed with the Securities and Exchange Commission by State Street Research & Management Company. State Street Research & Management Company is an investment advisor and its principal business is One Financial Center, 30th Floor, Boston, MA 02111-2690.

AUDIT COMMITTEE CHARTER

The Audit Committee of AAM’s Board of Directors has adopted a written charter, which has been approved by AAM’s Board of Directors. The charter, which has been updated since last year, is as follows:

Organization and Membership

AAM’s Board of Directors (the “Board”) shall have an Audit Committee. All members of the Audit Committee shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with their independent judgment as a member of the Audit Committee.

Members of the Audit Committee shall be appointed by the Board. The Audit Committee shall designate one of its members as chairman.

Statement of Policy

The Audit Committee shall serve as the representative of the Board for the general oversight of AAM’s financial accounting and reporting practices, systems of internal accounting controls and the audit process. The Audit Committee will assist the Board in discharging its fiduciary responsibilities to stockholders, providing assurance as to the independence of AAM’s outside auditors and the adequacy of disclosure to stockholders and to the public. Through its activities, the Committee will facilitate open communication among directors, AAM’s independent auditors, its internal audit function and corporate management. In the conduct of its duties, the Audit Committee will monitor the rules, regulations, pronouncements and/or recommendations of the SEC, NYSE, AICPA and other related regulatory bodies and professional associations to help ensure that AAM complies with all relevant requirements.

Responsibilities

Specifically, the Audit Committee will:

•	Hold regularly scheduled meetings each year (in person or by teleconference), normally in January, April, July and October, and such other meetings as may be required from time to time. A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee and a majority of the members in attendance where a quorum is present shall decide any question properly brought before them.
•	Recommend to the Board, annually, the appointment of a firm of independent public accountants as AAM’s independent auditors.
•	Review the following with AAM’s independent auditors:

1.	The plan for and scope of audits of AAM’s financial statements.
2.	The results of its audits of AAM’s financial statements.
3.	The adequacy of AAM’s internal accounting controls, including any recommendations with respect to such internal controls or perceived weaknesses in such internal controls or other financial matters, and management’s response to any such recommendations.
4.	Significant accounting policies, including the appropriateness of such policies and whether there have been any significant changes made by management in the basic accounting principles and reporting standards used to prepare AAM’s financial statements.
5.	AAM’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other financial reports and SEC filings as deemed appropriate.

•	Review the extent of any non-audit services performed for AAM by its independent auditors to ensure that performing those services does not impair the independence of the auditors.
•	Review the fees proposed by AAM’s independent auditors for their services and approve the terms of their engagement.
•	Review the purpose, nature and results of any audits of AAM’s financial statements, regulatory filings or business practices performed by any other auditors.
•	Review the work of AAM’s Internal Audit Department with the Director of Internal Audit, including management’s responses to any recommendations made and plans for future audit coverage.
•	Review whether management has sought a second opinion regarding a significant accounting issue (for example, from a firm of independent public accountants other than its current independent auditors), and, if so, obtain the rationale for the particular accounting treatment chosen.
•	Receive reports of actions and proposed actions relating to AAM’s compliance program and review audits of compliance by officers and employees with such program and such other policies on business ethics and public responsibility as deemed appropriate.
•	Review and understand related-party transactions and the impact of such transactions on AAM’s financial statements and related disclosures.
•	Meet privately from time to time with representatives of AAM’s independent auditors, the Director of Internal Audit and AAM’s management.
•	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

1)	Conducted an annual review and reassessment of the Audit Committee Charter, which appears on pages 15-16 of this proxy statement, and adopted such written charter that specifies the scope of AAM’s Audit Committee responsibilities and how it carries out those responsibilities;

2)	Reviewed and discussed AAM’s audited consolidated financial statements for the year ended December 31, 2001 with management at a meeting in January 2002 prior to AAM’s year-end earnings announcement on January 24, 2002;

3)	Reviewed and discussed AAM’s unaudited condensed consolidated financial statements with management for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 at quarterly meetings, in all cases prior to AAM’s quarterly earnings announcements;

4)	Discussed with Deloitte & Touche, AAM’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, at quarterly meetings, in all cases prior to AAM’s earnings announcements;

5)	Received written disclosures and the letter from Deloitte & Touche regarding their independence as required by Independence Standards Board Standard No. 1, including the following information regarding fees paid to Deloitte & Touche as AAM’s independent auditors for the year ended December 31, 2001:

Audit Fees	$644,800
Financial Information Systems Design And Implementation Fees	—
Audit Related Fees	194,600	(a)
Other Non-Audit Related Fees	460,623	(b)(c)

Total Fees	$1,300,023

(a)	Includes fees for consents and comfort letters, and fees for the audits of AAM’s employee benefit plans.

(b)	Includes fees for tax consulting and other non-audit services.

(c)	The Audit Committee has considered whether the nature of these services is compatible with maintaining the independence of Deloitte & Touche as AAM’s independent auditors.

6)	Discussed with the Director of Internal Audit the plans for, and scope of, internal audits, identification of audit risks and the results of audit activities completed during the year at quarterly meetings;

7)	Based on the review and discussions referenced above, recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2001 be included in AAM’s annual report on Form 10-K; and

8)	Recommended to the Board of Directors that a proposal to appoint Deloitte & Touche as AAM’s independent auditors for the year ending December 31, 2002 be included in this proxy statement.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement purporting to incorporate this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that AAM specifically incorporates this report of the Audit Committee by reference, and shall not otherwise be deemed filed under such Act.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Forest J. Farmer, Chairman John P. Reilly Thomas K. Walker

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE RETURN

The following graph compares the percentage change in the cumulative total stockholder return on AAM’s common stock during the period beginning on January 29, 1999 (the first day of trading after AAM’s initial public offering) and ending on December 31, 2001 with the cumulative total return of a competitor peer group, on an industry index, and on the Standard & Poor’s 500 composite index.

Comparison of Cumulative Total Return Among AAM, Competitor Peer Group,

Industry Index and S&P 500 Index (1)

Company/Index/Market	1/29/99	6/30/99	12/31/99	6/30/00	12/29/00	6/29/01	12/31/01

American Axle & Manufacturing Holdings, Inc.(2)	100.00	84.53	73.21	85.66	47.93	102.64	129.09

Competitor Peer Group(3)	100.00	109.27	81.40	66.01	55.13	74.75	64.59

Motor Vehicle Parts(4)	100.00	105.28	83.81	73.24	62.88	80.87	76.23

S&P Composite(5)	100.00	107.87	116.19	115.69	105.61	98.53	93.06

Notes to Table:

(1)	Assumes $100 invested on January 29, 1999 and reinvestment of dividends for the period of January 29, 1999 through December 31, 2001.
(2)	AXL — American Axle & Manufacturing Holdings, Inc. (as compiled by Media General Financial Services of Richmond, VA).
(3)	Competitor Peer Group — Consists of the following companies: ArvinMeritor, Inc., BorgWarner Automotive, Dana Corporation, Delphi Automotive Systems, Dura Automotive Systems, Federal-Mogul Corporation, Hayes Lemmerz International, Inc., Lear Corporation, Tower Automotive, Inc., TRW, Inc. and Visteon Corporation.
(4)	SIC Code 3714 — Motor Vehicle Parts & Accessories (as compiled by Media General Financial Services of Richmond, VA).
(5)	S&P 500 — Standard & Poor’s 500 Total Return Index (as compiled by Media General Financial Services of Richmond, VA).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has approved a compensation strategy which emphasizes “performance based compensation” (such as profit sharing, annual bonus and stock options) as a significant element of compensation for salaried associates (AAM refers to its employees as “associates”), particularly corporate officers and executives described below.

The Compensation Committee strongly believes that this approach closely aligns the interests of AAM’s associates with the long-term interests of AAM stockholders and strengthens AAM’s ability to attract, retain and motivate the highest quality associates and a superior management team. Key elements of this strategy, as it applies to AAM corporate officers and other executive level salaried associates in leadership positions having a significant impact on profitability (“AAM Executives”), are described below.

The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding AAM’s compensation and benefits programs with respect to the compensation reported for the year ended December 31, 2001.

The Compensation Committee’s Responsibilities: The Compensation Committee reviews and approves the policies recommended by AAM that govern compensation and benefits programs (“Total Compensation”) for all salaried associates employed by AAM and its subsidiaries, and oversees the administration of those policies.

The Compensation Committee reviews and approves the compensation of Mr. Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer, as well as the compensation of AAM Executives who serve as corporate officers at the vice president level and above (“AAM Executive Officers” — 15 in total), as recommended by Mr. Dauch, on an annual basis. The Compensation Committee, representing the Board, also evaluates the compensation plans for AAM Executives and other salaried associates to ensure they are appropriate, market competitive and that they properly reflect AAM’s objectives and performance.

The Compensation Committee is comprised entirely of outside directors. Reports of the Compensation Committee’s actions and decisions are presented to the full Board.

Compensation Philosophy: AAM’s compensation philosophy, as approved by the Compensation Committee, is incorporated in our Total Compensation program, which is designed to:

•	Encourage and support AAM’s strong financial and operational performance;

•	Align management compensation with the long-term interests of stockholders by providing stock incentives, encouraging stockholding and emphasizing a significant level of performance-based compensation linked to AAM’s performance with respect to return on invested capital, cash flow and net income as a percentage of sales; and

•	Provide a competitive level of Total Compensation necessary to attract, motivate and retain a talented and experienced management team.

Management’s Stock Ownership Guidelines: AAM policy and practice considers management stock ownership to be an important means of linking management’s interests directly to those of stockholders. As of March 21, 2002, AAM Executive Officers owned approximately 5.8 million shares, or 12.2%, of AAM’s issued and outstanding common stock.

Compensation Methodology: In order to attract and retain superior management talent, AAM strives to provide a comprehensive compensation program for all salaried associates that is market competitive overall and which emphasizes performance based components. The Compensation Committee periodically reviews compensation information covering other companies and assesses AAM’s overall competitive position based on four components of salaried associate compensation: (1) base salary, (2) annual incentives, (3) long-term incentives and (4) benefit programs.

To assist in benchmarking the competitiveness of its compensation programs, AAM participates in and reviews compensation and benefit surveys compiled by third-party consultants and professional organizations. The Compensation Committee considers this information, supplemented by general industry compensation information, when deciding whether or not to modify existing compensation or benefits programs or to establish new programs. The data reviewed includes such factors as company revenue, capitalization, operating performance and employee population, as well as the scope of managerial responsibility and reporting relationships of the individuals under consideration.

As part of the Compensation Committee’s review of the competitiveness of AAM salaried associate compensation for 2001, the Compensation Committee concluded that overall base salaries and benefits for AAM salaried associates were market competitive.

Components of Compensation: The principal components of Total Compensation (excluding benefit programs) are as follows:

•	BASE SALARY: Annual base salary is intended to compensate salaried associates for their level of responsibility and sustained individual performance. The Compensation Committee approves, in advance, all salary adjustments for AAM Executive Officers. The general policy approved by the Compensation Committee with respect to salaried associate compensation is to compensate AAM’s salaried associates near the mid-level of the range of base salaries paid for similar positions by similarly situated companies in the automotive parts manufacturing industry, including some or all of AAM’s competitor peer group of companies identified in Note 3 of the Stock Performance Graph on page 18 hereof (“Peer Group Companies”), as well as certain other companies which are not identified as Peer Group Companies.

•	ANNUAL INCENTIVE AWARDS: AAM Executive Officers (other than Mr. Richard E. Dauch, whose compensation is addressed in an Employment Agreement and Supplemental Compensation Agreement, described below and on page 29 — “Employment Agreements”) and AAM Executives who are not AAM Executive Officers (“Other AAM Executives” — 275 in total) receive annual performance based cash bonus awards pursuant to AAM’s annual incentive compensation plan (“Executive Bonus Plan”) which is designed to promote the achievement of AAM’s business objectives. The Executive Bonus Plan takes into consideration compensation practices (base salary and annual incentives) at Peer Group Companies as well as certain other companies that are not identified as Peer Group Companies based on the size, locale, industry and activities of such companies and also requires that AAM achieve a minimum level of financial performance in the applicable fiscal year in order for any bonus payments to be payable thereunder.

Awards under the Executive Bonus Plan for 2001 and prior years were based on AAM “net income as a percentage of sales” and individual performance during the plan year. The proposed awards for AAM Executive Officers are subject to approval by the Compensation Committee prior to their distribution.

AAM amended the Executive Bonus Plan effective January 1, 2002, to more closely align the interests of stockholders and management. The amended Executive Bonus Plan links annual cash bonus awards to the achievement of Compensation Committee-approved financial and operational targets which are measured in terms of return on invested capital, cash flow, and net income as a percentage of sales. Commencing for the 2002 fiscal year, the Compensation Committee determines which of the financial and operational target measurements will be used for the coming fiscal year, determines applicable targets and determines relative weighting of each such target relative to computation of annual cash bonus awards. In addition to these financial and operational targets, the Compensation Committee has specified that, for 2002, a portion of the annual cash bonus payable to Other AAM Executives pursuant to the amended Executive Bonus Plan shall be based on measures of plant productivity and/or individual performance against pre-determined goals which will be established on a case by case basis depending on the position held by each such Other AAM Executive.

For 2002, the Compensation Committee also significantly increased the minimum corporate financial performance results which AAM must achieve as a condition for AAM Executive Officers and Other AAM Executives to be eligible to receive any cash bonus payments pursuant to the amended Executive Bonus Plan. If AAM fails to achieve such minimum corporate financial targets, no annual cash bonus award payments will be payable to AAM Executive Officers or Other AAM Executives under the amended Executive Bonus Plan for the applicable fiscal year.

•	LONG-TERM INCENTIVE COMPENSATION: The Compensation Committee reviews and approves stock option grants for AAM Executive Officers and Other AAM Executives. Non-qualified stock options have been the principal form of long-term incentive compensation provided to AAM Executive Officers and Other AAM Executives.

Pursuant to the terms of AAM’s stock option plans, non-qualified stock options granted have contractual terms ranging from 10 to 12 years from the date of grant in accordance with the terms of the applicable stock option plan under which such non-qualified stock options are awarded. The exercise price of options awarded is the fair market value of AAM’s common stock on the date of grant. The options which were awarded in 2001 were awarded under the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan (the “1999 Plan”) and vest over three years of employment following the date of grant. The options which were awarded prior to 2000 were awarded under the Amended and Restated American Axle & Manufacturing Holdings, Inc. Management Stock Option Plan (the “1997 Plan”) and vest over five years of employment following the date of the grant and upon the achievement of certain EBITDA performance criteria established in the 1997 Plan. Stock options awarded to AAM Executive Officers and Other AAM Executives under either the 1999 Plan or the 1997 Plan only provide compensation if the value of AAM’s common stock increases above the option value on the date of grant.

When determining the number of stock options to be awarded under AAM’s stock option plans, the Compensation Committee considers AAM’s financial performance, practices at companies in the automotive and automotive parts manufacturing industry, which may include some or all Peer Group Companies as well as certain other companies which are not identified as Peer Group Companies and the prospective recipient’s past performance. The number of stock options previously awarded and the level of stock ownership by management may also be considered.

CEO Compensation: Mr. Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of AAM participates in the same programs and receives compensation based on consideration by the Compensation Committee of the same factors as the other AAM Executive Officers. However, his overall compensation, approved by the Compensation Committee, reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to AAM’s strategic direction and financial and operational results. The Total Compensation of Mr. Dauch is specifically addressed in an Employment Agreement, as amended, pursuant to which he serves as AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer. The Employment Agreement, as amended, establishes, among other things, his base salary, his eligibility to receive a bonus, his eligibility to receive stock options, and also provides that he will be a voting member of the Board of Directors for the term of his employment with AAM. The Employment Agreement, as amended, also provides that Mr. Dauch is bound by confidentiality and non-competition covenants for a period of two years following expiration of the Employment Agreement, as amended, and that AAM may terminate Mr. Dauch’s employment agreement for Cause, as defined in the Employment Agreement, as amended.

Mr. Dauch’s bonus for 2001 was determined by the Compensation Committee based on AAM’s financial performance, as measured by adjusted after tax net income, return on invested capital, and cash flow. The Compensation Committee determined that AAM’s superior financial performance in 2001, which included (a) record sales, (b) earnings per share which exceeded analysts’ expectations in each quarter, (c) achievement of positive free-standing cash flow in the third and fourth quarters, (d) 11.9% after tax return on invested capital, which places AAM at the top of Peer Group Companies, and (e) stockholder return on investment of over 169%, ranking AAM 11th highest of all companies listed on the NYSE, was due in large measure to the leadership efforts of Mr. Dauch. Accordingly, the Compensation Committee authorized a bonus to Mr. Dauch for 2001 in the amount of $2,805,000 and granted him stock options in the total amount of 300,000 shares.

As partial consideration for an amendment to his Employment Agreement in December, 2000, which extended the term of the Employment Agreement by two years to December 31, 2006, subject to periodic renewal, Mr. Dauch and AAM entered into a Supplemental Compensation Agreement in December, 2000, which provides for an aggregate amount of $11.8 million to be paid to Mr. Dauch in substantially equal installments over five years, beginning on or before December 31, 2001, in cash or in a grant of shares of AAM common stock at the then current market price, at AAM’s option. Mr. Dauch was paid $2,360,873 in 2001 in accordance with the Supplemental Compensation Agreement.

Compensation for AAM Executive Officers and Other AAM Executives: The Compensation Committee specifically approves the base salaries and bonus awards for AAM Executive Officers. The Compensation Committee concluded that the approved base salaries and bonus awards were competitive with base salaries and bonus awards paid to individuals in comparable positions at Peer Group Companies and certain other companies not identified as Peer Group Companies, based on the size, locale, industry, and activities of such companies based on data available from recognized compensation surveys, taking into consideration the duties, experience, and performance of each such AAM Executive Officer.

The Compensation Committee specifically approved an overall 2001 Base Salary Merit Budget for Other AAM Executives which is based on data comparing salaries of Other AAM Executives and the overall 2001 Base Salary Merit Budget with available survey data covering Peer Group Companies as well as certain other companies that are not identified as Peer Group Companies, based on the size, locale, industry, and activities of such companies. The base salary for each Other AAM Executive is based on the duties, experience, and performance of such Other AAM Executive, and the constraints of the 2001 Base Salary Merit Budget. The Compensation Committee concluded that the 2001 Base Salary Merit Budget was competitive based on available survey data covering both Peer Group Companies as well as certain other companies that are not identified as Peer Group Companies, based on the size, locale, industry, and activities of such companies.

Other: During 2001, Mr. Richard E. Dauch received compensation in excess of the $1 million limitation on deductibility under Section 162(m) of the Internal Revenue Code. Consequently, a portion of the compensation earned by Mr. Richard E. Dauch was not deductible by AAM in the determination of its 2001 income tax expense. Section 162(m) of the Internal Revenue Code did not impact AAM’s ability to take a tax deduction for compensation paid to any other AAM Executive Officer, Other AAM Executive or other salaried associates eligible for bonus or stock options.

The Compensation Committee periodically reviews AAM’s executive compensation plans to determine their compliance with Section 162(m) of the Internal Revenue Code. The Compensation Committee may, as was the case in 2001, recommend that non-deductible compensation be paid to one or more AAM Executive Officer when such compensation is deemed to be in the best interests of AAM stockholders.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Thomas K. Walker, Chairman Forest J. Farmer John P. Reilly

EXECUTIVE COMPENSATION, RETIREMENT PROGRAM
AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, AAM’s Chief Executive Officer and each of AAM’s other four most highly compensated executive officers during 2001 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards
		Annual Compensation
				Other Annual	Securities	All Other
		Base Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Position(a)	Year	($)	($)(b)	($)(c)	Options(#)	($)(d)

Richard E. Dauch	2001	920,833	2,805,000	2,360,873	300,000	30,796
Co-Founder, Chairman &	2000	833,333	1,870,000	—	215,000	25,794
Chief Executive Officer	1999	750,000	1,700,000	—	—	24,841

Joel D. Robinson	2001	300,000	400,000	—	100,000	6,906
President & Chief	2000	265,008	360,000	—	45,000	6,906
Operating Officer	1999	250,008	310,000	—	81,086	7,278

Robin J. Adams	2001	237,552	300,000	—	60,000	5,730
Executive Vice President —	2000	228,378	260,000	—	40,000	5,730
Finance & Chief	1999	109,943	225,000	—	100,000	2,049
Financial Officer

Patrick S. Lancaster	2001	220,000	240,000	—	35,000	7,266
Group Vice President,	2000	196,347	225,000	—	18,000	7,107
Chief Administrative	1999	168,000	200,000	—	—	6,760
Officer & Secretary

Marion A. Cumo	2001	229,300	240,000	—	22,000	7,594
Vice President — Materials	2000	220,500	225,000	—	20,000	7,899
Management & Logistics	1999	210,000	220,000	—	—	7,514

Notes to Table:

(a)	Titles shown are as of January 1, 2002.
(b)	Bonuses are paid in the year subsequent to the year in which they are earned.
(c)	Payments pursuant to Supplemental Compensation Agreement as described further on page 29 hereof — “Employment Agreements.”
(d)	Other compensation includes for the year 2001: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $5,100 and $25,696; Mr. Robinson — $5,100 and $1,806; Mr. Adams — $5,100 and $630; Mr. Lancaster — $5,760 and $1,506; and Mr. Cumo — $5,788 and $1,806. The amounts shown for 2000 represent: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $9,238 and $16,556; Mr. Robinson — $5,100 and $1,806; Mr. Adams — $5,100 and $630; Mr. Lancaster — $5,634 and $1,473; and Mr. Cumo — $6,093 and $1,806. The amounts shown for 1999 represent (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan and (2) the dollar value of life insurance premiums and benefits. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $7,613 and $17,228; Mr. Robinson — $4,800 and $2,478; Mr. Adams — $1,125 and $924; Mr. Lancaster — $4,926 and $1,834; and Mr. Cumo — $5,036 and $2,478.

Stock Option Grants

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2001. These awards consisted of nonqualified stock options to purchase common stock and were granted to the Named Executive Officers listed below under the 1999 Plan during the year ended December 31, 2001.

OPTION GRANT TABLE

						Potential Realizable
						Value at Assumed
						Annual Rates of Stock
						Price Appreciation for
	Individual Grants					Option Term (3)

			Percent of
			Total
	Securities Underlying		Options
	Options Granted (2)		Granted to	Exercise		5%	10%
			Employees	or Base		Stock	Stock
Name and			in Fiscal	Price	Expiration	Price	Price
Principal Position (1)	Date	Number	Year	($/share)	Date	$13.90	$21.39

Richard E. Dauch, Co-Founder, Chairman & Chief Executive Officer	04/02/2001	300,000	18.6%	8.85	04/02/2011	$1,515,684	$3,763,146

Joel D. Robinson, President & Chief Operating Officer	04/02/2001	100,000	6.2%	8.85	04/02/2011	$505,228	$1,254,382

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	04/02/2001	60,000	3.7%	8.85	04/02/2011	$303,137	$752,629

Patrick S. Lancaster, Group Vice President, Chief Administrative Officer & Secretary	04/02/2001	35,000	2.2%	8.85	04/02/2011	$176,830	$439,034

Marion A. Cumo, Vice President, Materials Management & Logistics	04/02/2001	22,000	1.4%	8.85	04/02/2011	$111,150	$275,964

Notes to Table:

(1)	Titles shown are as of January 1, 2002.
(2)	These options were granted with an exercise price equal to the fair market value of a share of AAM common stock on the date of grant. These options will become exercisable in three substantially equal annual installments beginning on April 2, 2002.
(3)	In accordance with SEC regulatory requirements, hypothetical gains that would exist for the respective options are shown using assumed rates of appreciation of 5% and 10%, respectively. The ultimate value of the options will depend on the actual market value of AAM’s common stock at a future date. The potential realizable value is shown net of the option exercise or base price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation in the market price for AAM’s common stock from the date of grant through the expiration of the options (in each case, although exercisable as described in Note (2) above, the options expire on the 10th anniversary of the date of grant). Based on the closing price of $8.85 per share for the AAM common stock as reported on the New York Stock Exchange on

April 2, 2001, the 5% and 10% rates of appreciation for a period of 10 years from such date would result in per share prices of $13.90 and $21.39 respectively. This presentation is based on the disclosure format prescribed by the SEC and is not intended to forecast future appreciation of the common stock price. In addition, the Named Executive Officers listed above will not benefit unless the common stock price increases above the exercise or base price for each stock option.

Aggregated Option Exercises and Option Values

The following table presents additional information with respect to the Named Executive Officers concerning the exercise of stock options during the year ended December 31, 2001 and the unexercised options held as of December 31, 2001:

AGGREGATED OPTION EXERCISES AND OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options		In-the-Money Options (3)
	Acquired		(#)		($)
	On	Value
Name and	Exercise	Realized (2)
Principal Position (1)	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Dauch, Co-Founder, Chairman & Chief Executive Officer	—	—	1,307,134	1,062,141	21,593,422	15,213,666

Joel D. Robinson, President & Chief Operating Officer	—	—	152,054	208,888	1,904,433	2,401,922

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	—	—	79,200	120,800	501,072	1,131,128

Patrick S. Lancaster, Group Vice President, Chief Administrative Officer & Secretary	—	—	95,844	92,012	1,575,153	1,281,212

Marion A. Cumo, Vice President — Materials Management & Logistics	—	—	423,939	80,352	8,497,854	1,126,442

Notes to Table:

(1)	Titles shown are as of January 1, 2002.
(2)	Value realized is equal to the difference between the stock option exercise price and the fair market value of AAM common stock at the date of exercise multiplied by the number of stock options exercised.
(3)	Value is equal to the difference between the stock option exercise price and the closing market price of AAM common stock reported on the New York Stock Exchange on December 31, 2001 of $21.38 multiplied by the number of stock options held by the Named Executive Officer. The dollar values in this table are calculated on a pre-tax basis.

Retirement Program and Pension Plan Tables

AAM maintains the following defined benefit plans for AAM Executive Officers and certain Other AAM Executives (“Eligible AAM Executives” — 57 total):

•	The American Axle & Manufacturing, Inc. Retirement Program for Salaried Employees, which is a qualified plan (the “RPSE”); and

•	The American Axle & Manufacturing, Inc. Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified plan. Benefits paid from this Plan are from current earnings of AAM.

RPSE: The RPSE covers substantially all AAM salaried associates and consists of noncontributory benefits and optional contributory benefits.

If Eligible AAM Executives do not elect to contribute to the RPSE, they are only entitled to receive basic retirement benefits equal to a flat dollar amount per year of credited service, which are essentially equivalent to the benefits under the American Axle & Manufacturing Hourly-Rate Employees Pension Plan maintained by AAM for its hourly associates. All Eligible AAM Executives are entitled to this flat dollar per year of service benefit. In accordance with its terms, benefits under the RPSE fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier, on a reduced basis, at the election of the participant. Supplemental early retirement benefits are available for certain employees hired before 1988.

The contributory portion of the RPSE provides defined benefits under a formula based on eligible years of credited service (maximum 35 years) and the average monthly base salary received in the highest sixty months out of the final ten years of service. In addition, upon retirement at or after age 65, employees receive an annual retirement benefit that is equal to the sum of their contributions to the RPSE. The benefits are subject to certain Internal Revenue Code limitations that change from time to time. For the twelve month period ending December 31, 2001, the Internal Revenue Code limited the total remuneration that may be included for purposes of determining benefits under the RPSE to $170,000 on an annualized basis.

SERP: Under the SERP, Eligible AAM Executives who made the optional specified contributions to the RPSE are also eligible to receive the greater of a “regular” form of the SERP benefit or an “alternative” form of the SERP benefit.

Total monthly retirement benefits for an Eligible AAM Executive receiving the “regular” form of the SERP benefit are equal to the sum of the following: (1) 2% of the average monthly base salary received in the highest sixty months out of the final ten years of service; (2) multiplied by the eligible years of credited service as an employee of AAM (as calculated for purposes of the RPSE); and (3) less the sum of all benefits payable under the RPSE (before reduction for any survivor option) plus the product of 2%, multiplied by the number of years of credited service as an employee of AAM (as calculated for purposes of the RPSE) multiplied by the maximum monthly Social Security benefit payable to a person retiring at age 65.

Total monthly retirement benefits for an Eligible AAM Executive receiving the “alternative” form of the SERP benefit are computed such that the sum of the RPSE benefits and the alternative form of RPSE benefits equal the sum of the following: (1) the product of 1.5% multiplied by the average monthly compensation (including bonus) of the Eligible AAM Executive’s highest five years of total direct compensation out of the last ten years; (2) multiplied by eligible years of credited service as an employee of AAM (as calculated for purposes of the RPSE); and (3) less 100% of the maximum monthly Social Security benefit payable to a person in the year of retirement. Supplemental executive retirement benefits otherwise payable under the alternative formula can be reduced or eliminated at the discretion of the Compensation Committee and the Board of Directors.

Since the SERP is not subject to ERISA, neither the average monthly base salary used as a factor in determining benefits under the “regular” form nor the total direct compensation (including bonus) used as a factor in determining benefits under the “alternative” form is subject to a limitation under the Internal Revenue Code.

Estimated Total Retirement Benefit: The total estimated annual retirement benefits payable to the Eligible AAM Executives, including the Named Executive Officers, under both the RPSE and the SERP are set forth in the following tables:

Table I — RPSE and “Regular” SERP: Table I shows the estimated total annual retirement benefit under both the RPSE and the “regular” form of the SERP related to final base salary as of December 31, 2001, that would be payable in 12 equal monthly installments per annum as a single life annuity to Eligible AAM Executives retiring in 2002 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum annual Social Security benefits of $19,920 payable to persons retiring in 2002. If the Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his spouse.

TABLE I

Projected Total Annual Retirement Benefits — RPSE plus “Regular” SERP

Highest Five-Year Average
Annual Total Base Salary	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

150,000	44,540	59,390	74,240	89,090	103,940

200,000	54,024	72,032	90,040	108,048	126,056

300,000	84,024	112,032	140,040	168,048	196,056

400,000	114,024	152,032	190,040	228,048	266,056

600,000	174,024	232,032	290,040	348,048	406,056

800,000	234,024	312,032	390,040	468,048	546,056

1,000,000	294,024	392,032	490,040	588,048	686,056

1,200,000	354,024	472,032	590,040	708,048	826,056

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2001, the Named Executive Officers had the following years of Contributory Credited Service: Mr. R.E. Dauch, 7.8333 years; Mr. J.D. Robinson, 7.8333 years; Mr. R.J. Adams, 2.5000 years; Mr. P.S. Lancaster, 7.5833 years; and Mr. M.A. Cumo, 7.8333 years.

The annual base salaries are reported for the most recent year(s) considered in the calculations of the averages reported in the Summary Compensation Table in the column labeled “Base Salary.”

Table II — RPSE and “Alternative” SERP: Table II shows the estimated total annual retirement benefit under both the RPSE and the alternative form of the SERP related to final average total direct compensation (including bonus) as of December 31, 2001, that would be payable in 12 equal monthly installments per annum as a single annuity to senior executives retiring in 2002 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum Social Security benefits of $19,920 payable to persons retiring in 2002. If the Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his spouse.

TABLE II

Projected Total Annual Retirement Benefits — RPSE plus “Alternative” SERP

Highest Five-Year Average
Annual Total Direct
Compensation	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

400,000	70,080	100,080	130,080	160,080	190,080

600,000	115,080	160,080	205,080	250,080	295,080

800,000	160,080	220,080	280,080	340,080	400,080

1,000,000	205,080	280,080	355,080	430,080	505,080

1,400,000	295,080	400,080	505,080	610,080	715,080

1,800,000	385,080	520,080	655,080	790,080	925,080

2,200,000	475,080	640,080	805,080	970,080	1,135,080

2,600,000	565,080	760,080	955,080	1,150,080	1,345,080

3,000,000	655,080	880,080	1,105,080	1,330,080	1,555,080

3,400,000	745,080	1,000,080	1,255,080	1,510,080	1,765,080

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2001, the Named Executive Officers had the following years of Contributory Credited Service: Mr. R.E. Dauch, 7.8333 years; Mr. J.D. Robinson, 7.8333 years; Mr. R.J. Adams, 2.5000 years; Mr. P.S. Lancaster, 7.5833 years; and Mr. M.A. Cumo, 7.8333 years.

The annual total direct compensation for the most recent year considered in Table II in the calculation of the sum of the averages of salary and of bonus income, (which is reported here as average annual total direct compensation), will be found in the Summary Compensation Table in the columns labeled “Base Salary” and “Bonus.”

Employment Agreements

AAM has an Employment Agreement with Richard E. Dauch to serve as Co-Founder, Chairman of the Board & Chief Executive Officer. The Employment Agreement expires on December 31, 2006, subject to periodic renewal, as more particularly discussed in the Compensation Committee Report. AAM and Mr. Dauch also entered into a Supplemental Compensation Agreement in December 2000, which is also more particularly described in the Compensation Committee Report.

AAM has an Employment Agreement with Robin J. Adams to serve as Executive Vice President-Finance & Chief Financial Officer. This agreement expires on July 5, 2002. The agreement provides for, among other things, an annual base salary, an annual bonus, and provides that AAM will grant Mr. Adams a certain number of options pursuant to the American Axle & Manufacturing Holdings, Inc. 1999 Stock Incentive Plan to purchase shares of AAM common stock at the closing price of AAM stock on the date of grant, which options will vest at a substantially equal rate over the three-year term. Under the terms of his Employment Agreement, Mr. Adams is bound by confidentiality and non-competition covenants for a period of 18 months following the expiration of the Employment Agreement. AAM may terminate Mr. Adams’ Employment Agreement for Cause as defined in the Employment Agreement.

OTHER INFORMATION

Directors’ & Officers’ Indemnification

As permitted by Delaware Law, AAM’s Certificate of Incorporation eliminates the personal liability of a director of AAM for monetary damages for breach of fiduciary duty of care as a director, except for (i) any breach of the director’s duty of loyalty to AAM or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Delaware Law and (iv) any transaction from which the director derived an improper personal benefit. In addition, AAM’s Certificate of Incorporation provides for indemnification, to the full extent specifically authorized under Delaware Law, of directors and officers of AAM and persons who serve at the request of AAM as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The provisions of AAM’s Certificate of Incorporation on the subject of indemnification are deemed to be a contract between AAM and each director or officer. AAM also maintains an insurance policy that insures directors and officers against claims arising from alleged wrongful acts in their respective capacities as directors and officers of AAM.

Related Party Transactions

In connection with a leveraged recapitalization transaction in 1997 through which Blackstone Capital Partners II Merchant Banking Fund L.P. and certain of its affiliates (collectively “Blackstone”) acquired a majority ownership interest in AAM, AAM entered into an agreement pursuant to which Blackstone provides certain advisory and consulting services to AAM and is paid an annual fee therefor (the “Monitoring Agreement”). The Monitoring Agreement has been amended effective January 1, 2002, to modify the term and provide a different fee structure payable to Blackstone. Under the new fee structure, fees payable to Blackstone under the Monitoring Agreement decrease based on a decrease in Blackstone’s ownership interest in AAM. In 2001, Blackstone was paid $4.1 Million by AAM for such advisory and consulting services. Messrs. Friedman, Lappin, and Pearlman are each principals of Blackstone and are also members of the AAM Board of Directors. This amendment to the Monitoring Agreement was approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

AAM believes that during 2001, all SEC filings of its officers, directors and owners of more than 10% of a registered class of AAM’s equity securities complied with the requirements of Section 16 of the Securities Exchange Act, except that Yogen N. Rahangdale made a delayed Form 4 filing with respect to a transaction which occurred in 2000, and Blackstone Management Associates II L.L.C. and Blackstone Capital Partners II Merchant Banking Fund L.P. (and Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P., as joint filers) each made a delayed Form 4 filing with respect to AAM’s follow-on stock offering which occurred in August, 2001.

Other Matters

As of the date of this proxy statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above, except for routine matters. If such other matters do properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their best judgment on such matters.

Proxy Information

The Board of Directors is soliciting the enclosed proxy card, and the expense of the solicitation will be borne by AAM. No proxy solicitor has been retained by AAM. Proxy materials were distributed by mail by EquiServe, as part of its responsibilities as AAM’s transfer agent. AAM reimbursed brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

We will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Investor Relations Department, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, MI 48212.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Group Vice President, Chief
Administrative Officer & Secretary
American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, MI 48212

March 28, 2002

AAHCM-PS-02

        RM

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. C/O EQUISERVE P.O. BOX 43068 PROVIDENCE, RI 02940	American Axle & Manufacturing Holdings, Inc. World Headquarters Corporate Town Hall Room 1840 Holbrook Avenue Detroit, MI 48212 (313) 974-2000

[LOCATION MAP]

DETACH HERE

Please mark votes as in this example

1.	Election of Class III Directors (01) Richard E. Dauch, (02) Larry W. McCurdy and (03) John P. Reilly	2.	Approval of the appointment of Deloitte & Touche LLP as independent auditors.	FOR	AGAINST	ABSTAIN

FOR ALL NOMINEES (except as marked to the contrary on the line below)	WITHHOLD AUTHORITY To vote for all nominees

To withhold authority for any individual nominee or nominees, write his or their name or names in the space above

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

In their discretion, the proxies are also authorized to the extent permitted by law, to vote on any and all other matters as may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies names herein and their substitutes, or any of them, may lawfully do by virtue hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and the 2002 Proxy Statement, both dated March 28, 2002, and the 2001 Annual Report to Stockholders.

NOTE: Please date this Proxy and sign it exactly as the name or names appear at left. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return the signed proxy in the enclosed envelope.

Signature:_______________________	Date:_______________________	Signature:_____________________	Date:__________________________

DETACH HERE	ZAAHC2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
ON MAY 16, 2002 SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

     The undersigned appoints Richard E. Dauch and Patrick S. Lancaster, or either of them, with full power of substitution, as proxies of the undersigned, with full power and authority to vote upon and act with respect to all shares of stock of American Axle & Manufacturing Holdings, Inc. (the “Company”), which the undersigned is entitled in any capacity to vote, at the Annual Meeting of Stockholders of the Company, to be held in the Corporate Town Hall Room at its World Headquarters complex, located at 1840 Holbrook Avenue, Detroit, Michigan, beginning at 2:00 p.m. on May 16, 2002, and at any and all adjournments or postponements thereof, in accordance with the instructions set forth in the Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person or persons to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, and upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 2, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL OTHER MATTERS BROUGHT BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE